Life Partners Predicts Strong First Quarter

WACO, TX  June 3, 2009 – Life Partners Holdings, Inc. (Nasdaq GS: LPHI), parent company of Life Partners, Inc., a leader in the secondary life insurance market known as “life settlements”, predicted strong first quarter earnings for the period ended May 31, 2009.  The forecast was made in a conference call today by LPHI Chairman and CEO, Brian Pardo.

“We will be issuing much more specific guidance around June 15th, but right now I can tell you that our first quarter is going to be strong.” said Mr. Pardo.

The upbeat forecast comes during a conference call discussing LPHI’s record breaking financial results for its fiscal year ended February 28, 2009.

A replay of the conference call will be available for 30 days and can be accessed by contacting LPHI Shareholder Relations at 800-368-5569 or visiting our website:  www.lphi.com for instructions.

Life Partners is the world’s oldest and one of the most active companies in the United States engaged in the secondary market for life insurance, commonly called “life settlements”. Since inception Life Partners has completed over 91,000 transactions for its worldwide client base approaching 22,000 high net worth individuals and institutions in connection with the purchase of over 6,000 policies totaling over $1.9 billion in face value.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com

or

Hill & Knowlton
Media Relations:
Richard Weber, (512)-372-6652

Visit our website at: www.lphi.com

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